Investor Update 4th Quarter 2024 DECEMBER 2024 Exhibit 99.1

Forward-Looking Statements and Non-GAAP Financial Measures This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest- bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendices for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation. 2

3 Purpose Mission Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Focused on Four Priorities 4 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

Invested In and Investing In Technology 5 Secure Protect the bank from cyber threats Risk Exceed expectations of our internal and external stakeholders Available & Reliable Keep critical technology available and reliable for the bank Tech Lifecycle Mgmt Maintain a current, supported software and hardware estate Talent Maintain the right-sized, right-skilled and engaged workforce Tech Finance Responsibly manage the expenses of technology End Users Deliver exceptional technology to our workforce Architecture Health Maintain a practice that optimizes the alignment of technology to business strategy and outcomes Agile Product Factory Deliver business value via technology with product and business partners Tech Future Anticipate future business needs and invest in our future V it a l S tr a te g ic

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities

- Ranked #6 SBA Lender in the country (FY2023), the 15th consecutive year among the nation's top 10 SBA Lenders
- ~249,000 hours dedicated by M&T employees to volunteering in our communities
- ~$54 million contributed by M&T and The M&T Charitable Foundation to supporting our communities
- Highest possible CRA rating from Federal Reserve since 1982
- $691 million of financing to projects that include affordable housing
- $2.5 billion of social sustainable finance loans and investments
- Established sustainable financing framework in 2024

Investing in Our Employees



- 412 people participated in specialized M&T learning and development programs, which have been running for four decades
- 9.6 years average employee tenure
- 40 average hours of training for M&T employees
- 80 Employee Resource Group chapters with participation by 51% of managers and 35% of employees (non-managers)
- 94% participation by M&T employees in M&T's 401(k) plan

Strong Governance and Consistent Leadership



- 94% of Board members are independent (1)
- More than 40% of M&T's Board of Directors team is diverse (25% of directors are women, 19% of directors are people of color)
- 17-year average tenure for executive officers

Preserving our Environment

- $671 million made in environmental sustainable finance loans and investments
- Reduced combined scope 1 and 2 emissions by 8.5% YoY
- Updated goal: Offset 100% of electricity use with Renewable Energy by 2030 (2)
- Updated goal: Carbon neutral by 2035 including Scope 1 and 2 (Market) GHG emissions, with interim reduction targets based on our 2023 baseline:
  - 20% reduction by 2027
  - 45% reduction by 2030

Note: All data except for SBA data and Board of Directors data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023. Board of Directors data is as of September 30, 2024. The metrics and methodologies included in sustainable finance reporting are subject to change based on the best information available. We plan to continue to review and enhance our reporting capabilities in line with applicable legal and regulatory requirements and industry standards and practices.

(1) Following the criteria for independence required by the New York Stock Exchange as well as M&T's Corporate Governance Standards. (2) Until M&T reaches carbon neutrality

M&T Bank Corporation | 6

7 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades

Diversified Business Model

3Q YTD, % of Total M&T	Commercial Bank	Retail Bank	Institutional Services & Wealth Management	Total M&T
	Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale.	Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development.	Institutional Services Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. Wealth Management Provides planning-led advice, leveraging Wilmington Trust's national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum.	
Net Interest Income[1]	$1.7 billion 32%	$3.2 billion 63%	$0.6 billion 11%	$5.2 billion
Fee Income	$0.5 billion 28%	$0.6 billion 34%	$0.6 billion 34%	$1.8 billion
Revenue	$2.1 billion 31%	$3.9 billion 55%	$1.2 billion 17%	$6.9 billion
Average Loans	$80 billion 59%	$51 billion 38%	$3 billion 3%	$134 billion
Average Deposits	$44 billion 27%	$92 billion 56%	$17 billion 10%	$163 billion
ROTA[2]	1.06%	3.44%	14.61%	1.28%
ROTCE[2]	12.1%	38.6%	93.7%	14.5%
Efficiency Ratio[2]	49.6%	47.1%	52.3%	57.0%

Note: 'All Other' segment not shown above. Represents -6% (-$304 million) of NII, 4% ($75 million) of fees, -3% (-$228 million) of revenue, <0.5% (<$0.2 billion) of loans and 7% ($11 billion) of deposits.
(1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company's internal funds transfer pricing methodology.
(2) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation | 8

Local Scale in Key Markets 9 Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 10/25/2024, excludes two domestic branches outside of Northeast footprint. % of Deposits in MSAs with #1 or #2 Deposit Rank Peer 1 66% Peer 2 62% Peer 3 60% MTB 59% Peer 4 57% Peer 5 53% Peer 6 45% Peer 7 43% Peer 8 39% Peer 9 37% Peer 10 34% Peer 11 10% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,143 2 Bank of America Corp. 1,045 3 M&T Bank Corp. 953 4 Toronto-Dominion Bank 913 5 Citizens Financial Group 865 6 Wells Fargo & Co. 807 7 PNC Financial Services 694 8 Truist Financial Corp. 614 9 KeyCorp 416 10 Banco Santander SA 403 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Community Banking Approach… …With Market Leading Franchises… …and Dense, Efficient Network

Through the Cycle Profitability Advantage…

Net Operating ROTA[1]



1.32%
+28bps
1.04%
MTB
Peer Median
1.33%
+17bps
1.16%
1.36%
+19bps
1.17%
20-Years 2004-2023
10-Years 2014-2023
5-Years 2019-2023

Key Points

Better than Peer PPNR Generation & Credit Losses
- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage
- Over the past 5-, 10-, and 20-years, M&T maintained a 17 to 28 basis point ROTA advantage compared to the peer median

Results in Normalized ROTCE Advantage
- Equates to a ~2.3% to ~3.7% normalized ROTCE advantage compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives
- 2024 Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation | 10

$21.97 $98.54 $- $20 $40 $60 $80 $100 $120 2003 2008 2013 2018 2023 $1.20 $5.20 $- $1 $2 $3 $4 $5 $6 2003 2008 2013 2018 2023 …Combined with Consistent Growth Dividend Per Share Tangible Book Value Per Share MTB: 7.6% CAGR Peer Median: 1.3%CAGR MTB: 7.8% CAGR Peer Median: 1.5% CAGR 10.5% 10.0% 11.9% 4.5% 7.3% 6.7% 20-Years YE03-YE23 10-Years YE13-YE23 5-Years YE18-YE23 CAGR – TBVPS Growth plus Dividends MTB Peer Median Consistently Delivering Value and Growth • Consistent dividend and TBVPS growth compared to peers • Results in higher than peer CAGR for TBVPS growth plus dividends over 5-, 10-, and 20-years Key Points 11

2019 2020 2021 2022 2023 3Q24 YTD Superior Pre-Credit Earnings Net Interest Margin 3.84% 3.16% 2.76% 3.39% 3.83% 3.58% Efficiency Ratio (1) 55.7% 56.3% 59.0% 56.6% 54.9% 57.0% PPNR ($, Millions) (1) $2,753 $2,579 $2,445 $3,471 $4,232 $2,940 PPNR to RWA (1) 2.7% 2.4% 2.3% 2.7% 2.8% 2.5% Strong Credit Metrics Allowance to Loans (As At) 1.16% 1.76% 1.58% 1.46% 1.59% 1.62% Net Charge-Offs to Loans 0.16% 0.26% 0.20% 0.13% 0.33% 0.39% Focused on Returns Net Operating Return on: Tangible Assets (1) 1.69% 1.04% 1.28% 1.35% 1.42% 1.28% Tangible Common Equity (1) 19.08% 12.79% 16.80% 16.70% 17.60% 14.51% Consistent Capital Generation (As At) Tangible Common Equity to Tangible Assets 8.55% 7.49% 7.68% 7.63% 8.20% 8.83% Common Equity Tier 1 Ratio 9.73% 10.00% 11.42% 10.44% 10.98% 11.54% Tier 1 Capital Ratio 10.94% 11.17% 13.11% 11.79% 12.29% 13.08% Balance Sheet (As At) Loans to Deposits 95.94% 82.25% 70.63% 80.46% 82.11% 82.60% Securities to Assets 7.92% 4.94% 4.61% 12.56% 12.91% 15.26% Key Ratios 12 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Solid Performance in Key Metrics against Peers 13 ROTA(1) 3Q24 Net Interest Margin 3Q24 Efficiency Ratio(1) 3Q24 PPNR / RWA(1) 3Q24 NCO / Loans 3Q24 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings 1.45%MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 3.62%MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 55.0% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 2.6% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0.35% Peer 1 Peer 2 Peer 3 Peer 4 MTB Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

Areas of Focus 14

4Q24 Outlook

		4Q24 Outlook	Comments
Income Statement	Net Interest Income Taxable-equivalent	$1,730 million +/-	• NIM in the high 3.50's – from stronger deposit growth and softer loan growth
	Fee Income	Excluding Notable Items: $610 million +/- Including Notable Items: $625 million +/-	• Continued strength in trust and mortgage • Expect ~$16 million in notable items related to securities gain on sale of non-core securities
	Total Expense	Excluding Notable Items: $1,310 million to $1,330 million Including Notable Items: $1,355 million to $1,375 million	• Continued focus on managing expense, while investing in enterprise priorities • Expect ~$46 million in notable items related to trust preferred redemption (~3 year earn back) and corporate real estate optimization
	Net Charge-Offs % of Average Loans	~40 basis points	
	Tax Rate Taxable-equivalent	24.0% to 24.5%	
	Share Repurchases	$200 million	
	Preferred Dividends	~$36 million	
Average Balances	Securities	~$34 billion	• Reflects additional growth in securities portfolio
	Loans	~$135.5 billion	• Sequential growth in C&I and consumer, declines in CRE
	Deposits	Total: ~$164 billion Non Int.-Bearing: ~$46 billion	• Focus on growing customer deposits

M&T Bank Corporation | 15

Effectively Neutral Asset Sensitivity (1) Represents estimated impact on NII resulting from a parallel shift in interest rates during first modeling year. Sensitivity of NII to Changes in Interest Rates1 $, Millions • Increased mix of fixed liquid assets Y/Y • Investment securities up $5.0B to $32.3B at 9/30/2024 • Increased hedges • $30.6B in notional swaps at 9/30/2024 compared to $26.0B at 9/30/2023; includes forward-starting • Elevated liability costs and lower noninterest-bearing deposit mix provides cushion in declining rate environment Highlights 16 +200bps +100bps -100bps -200bps Sept. ’23 Dec. ’23 Mar. ’24 June ’24 Sept. ’24 $64 $(100) $20 $(46) $5 $(18) $(9) $(6) $(10) $9 $(18) $(50) $(6) $69 $(193) $(83) $(36) $(57) $(19) $(55)

Swap Portfolio Details 17 ▪ Rates for 2025 forward-starting swaps are higher than current active swap rates resulting in higher active receive rates in 2025 ▪ CF Hedges – executed $10.0B of forward-starting receive fix swaps YTD1: weighted average start December 2025, ~3.72% ▪ FV Debt Hedges – executed $850MM forward-starting receive fix swaps YTD1: 2025 start, ~3.57% Highlights Active and Forward-Starting Swaps Cash Flow and Fair Value – as of 11/14/2024 Forward-Starting CF Active CF Forward-Starting FV Active FV B ill io n s Cash Flow – WAVG Coupon Active 3.26 3.18 3.24 3.26 3.48 3.66 3.79 3.81 Fwd-Starting 3.74 3.97 3.86 3.72 3.70 3.63 3.56 3.43 Fair Value – WAVG Coupon Active 3.11 3.11 3.11 3.11 3.25 3.25 3.25 3.48 Fwd-Starting 3.87 3.87 3.87 3.87 4.13 4.13 4.13 - (1) Executions through November 14, 2024 2.0 2.0 2.0 2.0 2.9 2.9 2.9 3.91.9 1.9 1.9 1.9 1.0 1.0 1.0 17.5 18.4 20.2 20.8 19.3 15.4 14.9 15.5 6.0 7.5 6.6 10.0 8.3 7.2 6.1 5.0 $- $5 $10 $15 $20 $25 $30 $35 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

Fee Income Diversification



Noninterest Income Mix(1)
3Q24 YTD
Other
12%
Credit Card & Merchant
7%
LOC & Credit-Related
8%
Mortgage Commercial
5%
Mortgage Residential
13%
Service Charges
22%
Trust and Brokerage
33%
YTD24 Noninterest Income(1)
$1.8B



Noninterest Income(1)
$560
$574
$578
$592
$608
3Q23
4Q23
1Q24
2Q24
3Q24

Diversified Fee Businesses Perform Across Cycles

- Consistent growth in noninterest income over past year
- Noninterest income growth more than offset foregone noninterest income from M&T Insurance Agency (4Q22) and Collective Investment Trust (2Q23) sales
- Total noninterest income of 26% of total revenue[2] is lower than peer median through 3Q24 YTD as a result of top NIM; 30% of total revenue assuming M&T had peer median NIM

(1) Noninterest income excluding securities gains and losses.
(2) Noninterest income excluding securities gains and losses. Total revenue includes taxable-equivalent NII and noninterest income excluding securities gains and losses. Peer median excludes one peer due to significant nonrecurring gains.

M&T Bank Corporation | 18

Granular, Diversified Core Deposit Funding & Strong Liquidity Position

Granular Deposit Base

- 61% of deposits are insured or collateralized as of 9/30/2024
- Average consumer deposit account balance is $14,000
- Average business banking deposit account balance is $56,000

Diversified Deposit Base

- Deposits are spread across over 900 branches spanning 12 states and Washington, DC
- Diversified geographically across Upstate NY (23%), Mid-Atlantic (13%), NYC area (12%), Greater Baltimore area (11%), New England (9%), Connecticut (8%), and other regions

Stable & Long-Tenured Relationships

- Commercial and business banking deposits consist largely of operating account balances
- Average relationship tenure of 17 years for wealth customers, 16 years for consumer, 16 years for commercial and 13 years for business banking

Strong Liquidity Profile

- 3Q24 Average Cash Balances represent 13% of Earning Assets
- Liquidity Sources represent ~134% of Adjusted Uninsured Deposits[1] as of 9/30/2024

(1) 'Adjusted Uninsured Deposits' represents uninsured deposits excluding collateralized deposits.
All information presented as of 9/30/24.

M&T Bank Corporation 19

0.14% 0.11% 0.11% 0.08% 0.04% 0.00% 0.00% -0.01% -0.01% -0.01% -0.02% -0.04% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 MTB Peer 1 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 0% 10% 20% 30% 40% 50% 60% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 Sources: S&P Global Market Intelligence Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 29% of 3Q 2024 average total deposits for M&T or 31% of total deposits excluding brokered, compared to 24% peer median 2003-3Q24 Average M&T 0.76% Peer Median 0.92% Difference -0.16% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits 20 M&T Peer Median Peer Range Change in Interest- Bearing Deposit Cost 3Q24 vs 2Q24 M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- Wealth Management ($4B): Average relationship tenure of 17 years; Average account size ~$171k
- Institutional Services ($13B): Average account size ~$1MM

All Other

- Consists primarily of brokered deposits



Average Deposits
3Q24
Inst. Svcs. & Wealth Mgmt. $17.2B
All Other $9.2B
Retail Bank $90.9B
Commercial Bank $44.2B
$162B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 900+ branch network, spanning 12 states and Washington, DC
- Consumer ($66B): Average relationship tenure of 16 years; Average account size $14k
- Business Banking ($22B): Average relationship tenure of 13 years; Average account size $56k; ~43% operating balances
- Other Businesses ($3B): Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 16 years
- Average account size $4MM; median $384k
- ~58% operating balances

M&T Bank Corporation 21

• Liquidity Sources represent ~134% of Adjusted Uninsured Deposits as of 9/30/2024 • Uninsured Deposits represent 45% of Total Deposits, 39% excluding Collateralized Deposits as of 9/30/2024 • 3Q24 Average Cash Balances represent 13% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 9/30/2024 Highlights 22 Int-Bearing Cash, $24.3B Unused FHLB, $15.8B Unused FRB NY, $23.8B Unencumbered Securities, $21.6B Adjusted Uninsured, $63.6B Collateralized, $11.2B $85.5B $74.8B Liquidity Uninsured Deposits

Strong CRE Underwriting Track Record

Reductions in Rates Could Benefit Asset Quality

- Increased likelihood of positive migration within both the Pass Rated and Criticized portfolios due to improved DSCR
- Reduced risk construction and bridge loan refinance proceeds are insufficient to satisfy outstanding debt
- Improved refinance activity for certain portfolios as borrowers take advantage of better rates and investors seek fixed rate loans before rates fall further

Long History & Expertise in CRE Lending

- Long-term relationships and consistently conservative Credit Standards through economic cycles
- Two Chief Credit Officers over the past 40 years

Diversified Loan Portfolio

- 45% C&I, 34% Consumer, 21% CRE
- CRE is 21% of total loans, down from 31% in 2019

Long Duration Permanent IRE Portfolio

- Approximately 66% of the permanent investor-owned portfolio matures in 2026 or later
- Approximately 72% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps

Permanent IRE Well-Diversified with Low LTV's

- No one Permanent IRE property type accounts for more than 5% of loans—the largest of which are Multifamily and Retail
- The largest Total IRE exposure to a single metro area is approximately 2% of loans
- Weighted-average LTV is 55%; which provides a buffer against potential future losses in these portfolios
- Approximately 85% of the total Permanent IRE portfolio has an LTV of 70% or less

Office Risk Likely to Play Out Over Time

- Permanent office IRE represents less than 3.5% of total loans and is well diversified geographically (NYC approximately 0.4% of total loans)
- Approximately 64% of the portfolio matures in 2026 or later; Approximately 75% of the underlying leases mature in 2026 or later

All information presented as of 9/30/2024

M&T Bank Corporation | 23

Multifamily $6.3B, 5% Retail $5.0B, 4% Office $4.4B, 3% Healthcare $2.3B, 2% Hotel $2.1B, 2% Industrial & Other $2.2B, 2% Construction $6.3B, 5% C&I - Owner Occ. $11.0B, 8% C&I $50.0B, 37% Cons. Real Estate $23.0B, 17% Consumer $23.2B, 17% Permanent CRE $22.4B, 16% Well Diversified Loan Portfolio (1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2). Loan Portfolio Composition 9/30/2024 Regulatory CRE % of Tier 1 Capital + Allowance1 Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~114 percentage points since 2019 $136B 24 262% 148% 12/31/2019 9/30/2024 -114%

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-FY2023. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans • Consistently conservative credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses 25 COVID 19 Pandemic 0% 1% 2% 3% 4% 5% 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.80% 2.56% 2.31% M&T Peer Median Peer Range Industry

Spotlight on Permanent IRE • Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses • Weighted-average LTV is 55%; approximately 85% of the total Permanent IRE portfolio has an LTV of 70% or less • Approximately 72% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps • The risk from a decline in commercial real estate values is likely to play out over a long period of time • Approximately 66% of the permanent investor-owned portfolio matures in 2026 or later • Total NYC Permanent Multifamily of $1.1B or <1% of total loans with WAVG LTV of 55% • Value declines in recent appraisals (2023/2024) compared to prior appraisals (2022 or earlier) are -7% for total CRE with larger declines for retail (-11%), and office (-15%) % of Loans Maturing Balance ($, B) WAVG LTV 2024 2025 2026 Multifamily $6.3 56% 7% 24% 13% Retail $5.0 52% 7% 21% 18% Office $4.4 60% 9% 27% 14% Healthcare $2.3 56% 17% 31% 19% Hotel $2.1 50% 18% 33% 17% Industrial $1.9 51% 4% 22% 15% Other $0.3 67% 6% 15% 27% Permanent $22.4 55% 9% 25% 16% Permanent IRE Details 9/30/2024 Key Points 26

Diversified and Low LTV Permanent Office CRE

% of Balances by LTV Range


>90%
9%
>80%-90%
4%
>70%-80%
6%
>60%-70%
22%
>50%-60%
26%
≤50%
33%
Over 80%
with LTV ≤
70%

Key Points

- Strong collateral coverage; over 80% have average LTV of 70% or lower
- Approximately 55% of portfolio has '23/'24 appraisal
- Geographically diverse; New York City largest concentration representing only ~0.4% of total loans
- Approximately 64% of the portfolio matures in 2026 or later; Approximately 75% of the underlying leases mature in 2026 or later
- Approximately 89% of portfolio has some level of recourse; to date office NCO concentrated in non-recourse exposure
- Approximately 50% suburban (non-urban) and 58% Class A

Geographic Detail

	Balance ($, B)	% of Total Loans	WAVG LTV
New York City	$0.6	0.4%	49%
Greater Boston	$0.5	0.4%	84%
Connecticut	$0.4	0.3%	52%
New Jersey	$0.3	0.2%	64%
Western New York	$0.3	0.2%	60%
VT/NH/ME	$0.3	0.2%	60%
Rochester	$0.2	0.2%	63%
Albany/HVN	$0.2	0.2%	57%
Out of Footprint	$0.2	0.2%	51%
Baltimore	$0.2	0.1%	66%
Florida	$0.2	0.1%	58%
Long Island	$0.1	0.1%	45%
MA/RI	$0.1	0.1%	51%
Northern PA	$0.1	0.1%	50%
Delaware/Eastern MD	$0.1	0.1%	65%
All Other	$0.6	0.4%	60%
Total	$4.4	3.3%	60%

Loan & Underlying Lease Maturity Profile

	Loans Maturing	Underlying Leases Maturing[1]
2024	9%	14%
2025	27%	11%
2026	14%	10%

(1) Lease maturity data for loans with >$10MM in exposure.

M&T Bank Corporation | 27

Credit Metrics Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses 28 $150 $225 $200 $150 $120 3Q23 4Q23 1Q24 2Q24 3Q24 $ I N M IL L IO N S $96 $148 $138 $137 $120 0.29% 0.44% 0.42% 0.41% 0.35% 3Q23 4Q23 1Q24 2Q24 3Q24 $ I N M IL L IO N S NCO ($) Net Charge-off Ratio (%) $2,342 $2,166 $2,302 $2,024 $1,926 1.77% 1.62% 1.71% 1.50% 1.42% 3Q23 4Q23 1Q24 2Q24 3Q24 $ I N M IL L IO N S Nonaccrual Loans ($) Nonaccrual Loans (%) $2,052 $2,129 $2,191 $2,204 $2,204 1.55% 1.59% 1.62% 1.63% 1.62% 3Q23 4Q23 1Q24 2Q24 3Q24 $ I N M IL L IO N S Allowance for Credit Losses ($) Allowance for Credit Losses (%)

Criticized C&I and CRE Loans Criticized loans decreased -$1.2 billion QoQ: • C&I decreased -$315 million – Driven predominantly by motor vehicle and recreational finance dealers and manufacturing • CRE decreased -$831 million – Permanent CRE -$525 million – Construction -$306 million • 96% of criticized accrual loans are current • 57% of criticized nonaccrual loans are current Reserve Impact: • Criticized loans generally carry higher loss reserves • Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~22% 29 $11.1 $12.6 $12.9 $12.1 $10.9 12.5% 14.0% 14.3% 13.5% 12.2% 3Q23 4Q23 1Q24 2Q24 3Q24 $ I N B IL L IO N S Criticized Criticized % of C&I and CRE Loans

Strong Capital and Low AOCI Impact



Top Quartile Core Capital

- Top quartile CET1 ratio among peers (11.5%)
- Top quartile TCE ratio among peers (8.8%); nearly 200 bps above peer median



High Quality and Short Duration Securities Portfolio

- Agency MBS/CMBS account for 61% of total and U.S. Treasurys 27%
- AFS duration ~2.3 years and HTM duration ~5.2 years, total debt securities duration ~3.6 years
- Purchased ~$4 billion in securities in 3Q24



Low AOCI Impact

- Investment securities portfolio only 15% of total assets
- AFS and pension-related AOCI represents ~4bps negative impact on regulatory capital

All information presented as of 9/30/24.

M&T Bank Corporation | 30

Agency MBS $14.6B US Treasury $8.9B Agency CMBS $5.2B Municipal Bonds $2.4B Other Debt Sec. $0.1B Equity & Other $1.1B Diversified Securities Portfolio (1) Mortgage securities include estimated prepayment under market forward interest rates. $32B Securities Portfolio Composition 9/30/2024 • Securities of $32.3B; 15% of total assets • ~$1.0B securities maturing1 in remainder of 2024 with an average yield of 1.7%. ~$5.1B securities maturing1 in 2025 with an average yield of 2.8% • Investment securities yield increased 9 bps QoQ in 3Q24 • AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(4) bps at the end of 3Q24 • HTM debt securities represent 45% of securities • Agency MBS/CMBS and U.S. Treasurys represent over 85% of securities portfolio Duration Pretax Unrealized Gain/(Loss) AFS ~2.3 years $0.1 billion HTM ~5.2 years $(0.8) billion Total Debt Securities ~3.6 years $(0.7) billion Highlights 31

5.6% 5.7% 6.2% 6.4% 6.5% 6.9% 6.9% 7.3% 8.0% 8.0% 8.6% 8.8% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 MTB Strong Capital Levels Compared to Peers • Capital levels favorable to peers both as reported and when considering AOCI • Modest impact from including AOCI in regulatory capital1 – ~4 basis point negative impact to CET1 ratio; would remain at ~11.5% at September 30, 2024 (1) Proposal would require regulatory capital to include unrealized gains / (losses) on AFS securities 3 bps and pension-related effects (7 bps). CET1 Ratio 9/30/2024 Tangible Common Equity / Tangible Assets 9/30/2024 Highlights 32 Tier 1 Capital Ratio 9/30/2024 10.3% 10.4% 10.5% 10.6% 10.6% 10.7% 10.8% 10.8% 11.2% 11.5% 11.6% 12.0% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 MTB Peer 2 Peer 1 11.4% 11.8% 11.9% 11.9% 12.1% 12.1% 12.2% 12.2% 12.5% 12.6% 13.1% 13.2% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 MTB Peer 1

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.

Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation | 33

Appendices 34

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	3Q24 YTD	3Q23	2Q24	3Q24
Revenues									
Net interest income - GAAP	$4,130	$3,866	$3,825	$5,822	$7,115	$5,124	$1,775	$1,718	$1,726
Total other income - GAAP	2,062	2,088	2,167	2,357	2,528	1,770	560	584	606
Subtotal	6,192	5,955	5,992	8,179	9,643	6,894	2,335	2,302	2,332
Gain on CIT	-	-	-	-	(225)	-	-	-	-
Gain on MTIA	-	-	-	(136)	-	-	-	-	-
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$6,894	$2,335	$2,302	$2,332
Noninterest expense									
Noninterest expense - GAAP	$3,469	$3,385	$3,612	$5,050	$5,379	$3,996	$1,278	$1,297	$1,303
FDIC special assessment	-	-	-	-	(197)	(34)	-	(5)	-
Write-down of equity method investment	(48)	-	-	-	-	-	-	-	-
Charitable contribution	-	-	-	(135)	-	-	-	-	-
Merger-related expense	-	-	(44)	(338)	-	-	-	-	-
Noninterest expense - GAAP Adjusted	$3,420	$3,385	$3,568	$4,577	$5,182	$3,962	$1,278	$1,292	$1,303
PPNR									
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$6,894	$2,335	$2,302	$2,332
(Gain) loss on bank investment securities	(18)	9	21	6	(4)	8	-	8	2
Noninterest expense - GAAP Adjusted	(3,420)	(3,385)	(3,568)	(4,577)	(5,182)	(3,962)	(1,278)	(1,292)	(1,303)
Pre-provision net revenue	$2,753	$2,579	$2,445	$3,471	$4,232	$2,940	$1,057	$1,018	$1,031

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation | 35

Appendix 2

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	3Q24 YTD	3Q23	2Q24	3Q24
Net income									
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$1,907	$690	$655	$721
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	32	12	10	10
Merger-related expenses (1)	-	-	34	431	-	-	-	-	-
Net operating income	1,944	1,364	1,900	2,466	2,789	1,939	702	665	731
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(99)	(25)	(27)	(47)
Net operating income available to common equity	$1,874	$1,296	$1,827	$2,369	$2,689	$1,840	$677	$638	$684

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

M&T Bank Corporation | 36

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation 37 In millions 2019 2020 2021 2022 2023 3Q24 YTD 3Q23 2Q24 3Q24 Efficiency ratio Noninterest expense $3,469 $3,385 $3,612 $5,050 $5,379 $3,996 $1,278 $1,297 $1,303 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 40 15 13 12 Less: Merger-related expenses - - 44 338 - - - - - Noninterest operating expense $3,449 $3,370 $3,558 $4,656 $5,317 $3,956 $1,263 $1,284 $1,291 Taxable-equivalent net interest income $4,153 $3,884 $3,840 $5,861 $7,169 $5,162 $1,790 $1,731 $1,739 Other income 2,062 2,088 2,167 2,357 2,528 1,770 560 584 606 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 (8) - (8) (2) Denominator $6,197 $5,981 $6,028 $8,224 $9,693 $6,940 $2,350 $2,323 $2,347 Efficiency ratio 55.7% 56.3% 59.0% 56.6% 54.9% 57.0% 53.7% 55.3% 55.0%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 38 In millions 2019 2020 2021 2022 2023 3Q24 YTD 3Q23 2Q24 3Q24 Average assets Average assets $119,584 $135,480 $152,669 $190,252 $205,397 $211,008 $205,791 $211,981 $209,581 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (126) (170) (126) (113) Deferred taxes 10 5 2 43 44 30 43 30 28 Average tangible assets $114,963 $130,871 $148,070 $182,579 $196,791 $202,447 $197,199 $203,420 $201,031 Average common equity Average total equity $15,718 $15,991 $16,909 $23,810 $25,899 $27,833 $26,020 $27,745 $28,725 Preferred stock (1,272) (1,250) (1,438) (1,946) (2,011) (2,328) (2,011) (2,405) (2,565) Average common equity 14,446 14,741 15,471 21,864 23,888 25,505 24,009 25,340 26,160 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (126) (170) (126) (113) Deferred taxes 10 5 2 43 44 30 43 30 28 Average tangible common equity $9,825 $10,132 $10,872 $14,191 $15,282 $16,944 $15,417 $16,779 $17,610

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 39 In millions 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 9/30/2023 6/30/2024 9/30/2024 Total assets Total assets $119,873 $142,601 $155,107 $200,730 $208,264 $209,124 $208,855 $211,785 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (162) (119) (107) Deferred taxes 7 4 1 51 37 41 31 30 Total tangible assets $115,258 $137,998 $150,511 $192,082 $199,689 $200,538 $200,302 $203,243 Total common equity Total equity $15,717 $16,187 $17,903 $25,318 $26,957 $26,197 $28,424 $28,876 Preferred stock (1,250) (1,250) (1,750) (2,011) (2,011) (2,011) (2,744) (2,394) Common equity 14,467 14,937 16,153 23,307 24,946 24,186 25,680 26,482 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (162) (119) (107) Deferred taxes 7 4 1 51 37 41 31 30 Total tangible common equity $9,852 $10,334 $11,557 $14,659 $16,371 $15,600 $17,127 $17,940

M&T Peer Group

Citizens Financial Group, Inc.

Comerica Incorporated

Fifth Third Bancorp

First Horizon National Corporation

Huntington Bancshares Incorporated

KeyCorp

M&T Bank Corporation

PNC Financial Services Group, Inc.

Regions Financial Corporation

Truist Financial Corporation

U.S. Bancorp

Zions Bancorporation, NA

M&T Bank Corporation | 40